Exhibit 99.1

News Announcement

REMINDER:
Vitran management will conduct a conference call and webcast today, July 19 at 10:00 a.m. (ET), to discuss the Company’s 2007 second quarter results.
Conference call dial-in: 800/728-2149
Live Webcast: www.vitran.com (select “Investor Relations”)

CONTACT:
Richard Gaetz, President/CEO	Robert Rinderman
Sean Washchuk, VP Finance/CFO	Steven Hecht
Vitran Corporation Inc.	Jaffoni & Collins Incorporated
416/596-7664	212/835-8500 or VTNC@jcir.com

FOR IMMEDIATE RELEASE
VITRAN REPORTS 2007 SECOND QUARTER OPERATING RESULTS
TORONTO, ONTARIO (July 19, 2007) — Vitran Corporation Inc. (NASDAQ: VTNC, TSX: VTN), a North American transportation and logistics firm, today announced quarterly financial results for the 2007 second quarter ended June 30, 2007 (all figures reported in $U.S.).
Vitran achieved net income of $5.5 million, or $0.41 per diluted share, on revenue of $170.1 million for the 2007 second quarter. In the comparable 2006 quarter, Vitran recorded net income of $5.8 million, or $0.45 per diluted share, on revenue of $123.6 million.
“Vitran continues to be impacted by overall softness in the North American economy, which has adversely affected LTL freight levels and to a lesser degree, industry pricing,” stated Vitran President and Chief Executive Officer Rick Gaetz.
“Our recent acquisitions continue to perform on-plan and Vitran remains well-positioned for future growth with the expected launch of our new hybrid operating system and the completion of the operational integration — both of which are slated to be finished later this year. Once these critical elements are in place we will be aggressively rolling out the Company’s inter-regional cross-selling offerings, as well as focusing on further expanding Vitran’s cross-border business. Lastly, we also continue to seek complementary, accretive LTL acquisitions in regions Vitran is not yet serving,” concluded Mr. Gaetz.
During the six-month period ended June 30, 2007, Vitran achieved net income of $8.9 million, or $0.65 per diluted share, on revenue of $324.3 million. In the comparable first half of 2006, the Company reported net income of $9.5 million, or $0.74 per diluted share, on revenue of $238.8 million.

Vitran Q2 2007, 7/19/07	page 2 of 6
Segmented Results
Income from operations at Vitran’s LTL (less-than-truckload) segment improved 12.0 percent during the 2007 second quarter to $9.0 million, and the LTL segment’s OR (operating ratio) during the three-month period was 94.0, compared to a Q2 ‘06 OR of 92.4. The LTL segment posted a 58.0 percent increase in shipments and a 41.4 percent increase in tonnage. Revenue per hundredweight increased 1.3 percent and revenue per shipment fell 9.4 percent, during the period.
The Logistics segment achieved 15.2 percent growth in income from operations during the second quarter, and its OR improved to 93.4, compared to 93.8 for the 2006 period. Income from operations at the Truckload segment, which was also impacted by the sluggish freight environment during the three-month period, was $405,000, on an OR of 95.1, versus income from operations of $530,000 and an OR of 93.5, for the year-ago period.
About Vitran Corporation Inc.
Vitran Corporation Inc. is a North American group of transportation companies offering less-than-truckload, logistics, truckload, and freight brokerage services. To find out more about Vitran Corporation Inc. (NASDAQ:VTNC, TSX:VTN), visit the website at www.vitran.com.
This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. Forward-looking statements may be generally identifiable by use of the words “believe”, “anticipate”, “intend”, “estimate”, “expect”, “project”, “may”, “plans”, “continue”, “will”, “focus should” “endeavor” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on current expectations and are naturally subject to uncertainty and changes in circumstances that may cause actual results to differ materially from those expressed or implied by such forward-looking statements.
Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Vitran’s actual results, performance or achievements to differ materially from those projected in the forward-looking statements. Factors that may cause such differences include, but are not limited to, technological change, increases in fuel costs, regulatory changes, the general health of the economy, seasonal fluctuations, unanticipated changes in railroad capacities, exposure to credit risks, changes in labour relations and competitive factors. More detailed information about these and other factors is included in the annual MD&A on Form 10K under the heading “General Risks and Uncertainties.” Additional information regarding non-GAAP measures is also included on Form 10K. Many of these factors are beyond the Company’s control; therefore, future events may vary substantially from what the

Vitran Q2 2007, 7/19/07	page 3 of 6
Company currently foresees. You should not place undue reliance on such forward-looking statements. Vitran Corporation Inc. does not assume the obligation to revise or update these forward-looking statements after the date of this document or to revise them to reflect the occurrence of future unanticipated events, except as may be required under applicable securities laws.
Vitran Corporation Inc.
Consolidated Balance Sheets
(in thousands of United States dollars, US GAAP)

	June 30, 2007	Dec. 31, 2006
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,047	$1,454
Accounts receivable	79,415	66,051
Inventory, deposits and prepaid expenses	9,713	10,796
Income taxes receivable	4,347	—
Deferred income taxes	3,227	1,720

	97,749	80,021

Property and equipment	154,770	145,129
Intangible assets	14,766	15,888
Goodwill	119,136	117,146
Other	125	150

	$386,546	$358,334

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$72,584	$67,916
Income and other taxes payable	—	1,275
Current portion of long-term debt	16,353	15,724

	88,937	84,915

Long-term debt	99,089	99,139
Other	2,089	—
Deferred income taxes	11,826	6,983

Shareholders’ equity:
Common shares	77,168	76,913
Additional paid-in capital	2,018	1,607
Retained earnings	99,853	90,933
Accumulated other comprehensive income	5,566	3,844

	184,605	173,297

	$386,546	$358,334

(Statements of Income follows)

Vitran Q2 2007, 7/19/07	page 4 of 6
Vitran Corporation Inc.
Consolidated Statements Of Income
(Unaudited)
(in thousands of United States dollars except per share amounts, US GAAP)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2007	2006	2007	2006

Revenues	$170,144	$123,641	$324,280	$238,768
Operating expenses	140,780	101,307	269,236	198,428
Selling, general and administrative expenses	15,283	11,737	30,382	22,480
Other income	(101)	(40)	(72)	(156)
Depreciation and amortization expense	5,109	2,509	10,054	4,916

	161,071	115,513	309,600	225,668

Income from operations before undernoted	9,073	8,128	14,680	13,100

Interest expense, net	2,115	171	4,179	347

Income from operations before income taxes	6,958	7,957	10,501	12,753

Income taxes	1,425	2,181	1,581	3,354

Net income from continuing operations	$5,533	$5,776	$8,920	$9,399

Cumulative effect of change in accounting principle	—	—	—	141

Net income	$5,533	$5,776	$8,920	$9,540

Income per share:

Basic
Net income from continuing operations	$0.41	$0.45	$0.66	$0.74

Cumulative effect of a change in accounting principle	—	—	—	0.01

Net income	$0.41	$0.45	$0.66	$0.75

Diluted
Net income from continuing operations	$0.41	$0.45	$0.65	$0.73

Cumulative effect of change in accounting principle	—	—	—	0.01

Net income	$0.41	$0.45	$0.65	$0.74

Weighted average number of shares
Basic	13,463,374	12,732,644	13,450,790	12,692,582

Diluted	13,661,467	12,964,761	13,656,765	12,950,673

(Statements of Cash Flows follows)

Vitran Q2 2007, 7/19/07	page 5 of 6
VITRAN CORPORATION INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands of United States dollars, US GAAP)

	Three months	Three months	Six months	Six months
	Ended	Ended	Ended	Ended
	Jun. 30, 2007	Jun. 30, 2006	Jun. 30, 2007	Jun. 30, 2006
Cash provided by (used in):
Operations:
Net income	$5,533	$5,776	$8,920	$9,540
Items not involving cash from operations
Cumulative effect of change in accounting principle	—	—	—	(141)
Depreciation and amortization expense	5,109	2,509	10,054	4,916
Deferred income taxes	1,628	195	2,595	572
Share-based compensation expense	251	219	459	409
Gain on sale of property and equipment	(101)	(40)	(72)	(156)
Change in non-cash working capital components	(2,066)	(1,509)	(5,763)	446

	10,354	7,150	16,193	15,586
Investments:
Purchase of property and equipment	(6,870)	(9,651)	(11,420)	(11,529)
Proceeds on sale of property and equipment	167	1,384	238	1,554
Additional payment due to acquisition of subsidiary	(6,383)	—	(6,921)	—
Acquisition of business assets	—	—	—	(2,251)

	(13,086)	(8,267)	(18,103)	(12,226)
Financing:
Change in revolving credit facility	6,838	—	10,122	(2,985)
Repayment of long-term debt	(2,255)	(631)	(4,510)	(1,952)
Repayment of capital leases	(1,674)	—	(3,314)	—
Issue of common shares upon exercise of stock options	80	158	207	479

	2,989	(473)	2,505	(4,458)

Effect of translation adjustment on cash	(753)	(63)	(1,002)	(177)

Increase (decrease) in cash position	(496)	(1,653)	(407)	(1,275)
Cash position, beginning of period	1,543	14,970	1,454	14,592

Cash position, end of period	$1,047	$13,317	$1,047	$13,317

Change in non-cash working capital components:
Accounts receivable	$(6,354)	$(4,083)	$(13,364)	$(6,429)
Inventory, deposits and prepaid expenses	696	1,438	1,083	1,626
Income and other taxes receivable/payable	(1,462)	510	(5,987)	98
Other liabilities	161	—	2,089	—
Accounts payable and accrued liabilities	4,893	626	10,416	5,151

	$(2,066)	$(1,509)	$(5,763)	$446

Supplemental cash flow information

Capital lease additions	$3,740	$—	$3,740	$—
(additional financial information follows)

Vitran Q2 2007, 7/19/07	page 6 of 6
Supplementary Segmented Financial Information
(000’s of $U.S.) (Unaudited)

For the quarter ended				For the quarter ended
June 30, 2007				June 30, 2006
	Revenue	Inc. from	OR%		Revenue	Inc. from	OR%
		Operations				Operations

LTL	150,615	9,002	94.0	LTL	105,213	8,039	92.4
LOG	11,225	735	93.4	LOG	10,251	638	93.8
TL	8,304	405	95.1	TL	8,177	530	93.5

For the six months				For the six months
ended June 30, 2007				ended June 30, 2006
	Revenue	Inc. from	OR%		Revenue	Inc. from	OR%
		Operations				Operations

LTL	286,772	15,232	94.7	LTL	202,636	13,107	93.5
LOG	20,888	1,175	94.4	LOG	19,663	1,152	94.1
TL	16,620	700	95.8	TL	16,469	940	94.3
LTL SEGMENT — Statistical Information
(Unaudited)

Combined LTL (in US$)	LTL Division	Q. vs, Q. % change

2nd Quarter 2007
Revenue ($000’s)	$150,615	43.2%
No. of Shipments	1,085,865	58.0%
Weight (000’s lbs)	1,555,693	41.4%
Revenue per shipment	$138.71	-9.4%
Revenue per CWT	$9.68	1.3%

Year-to-date		6 mo. vs. 6 mo. % change

Revenue ($000’s)	$286,772	41.5%
No. of Shipments	2,079,241	53.8%
Weight (000’s lbs)	3,023,539	41.0%
Revenue per shipment	$137.92	-8.0%
Revenue per CWT	$9.48	0.4%
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